                                                                     EXHIBIT 4.6

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH INVISION TECHNOLOGIES, INC. OR ANY AFFILIATE OF INVISION TECHNOLOGIES, INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO INVISION TECHNOLOGIES, INC. OR ANY PARENT OR SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO INVISION TECHNOLOGIES, INC.'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE

FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

                           INVISION TECHNOLOGIES, INC.

CUSIP: 461851 AA 5                                                           R-1

                      3% CONVERTIBLE SENIOR NOTES DUE 2023

         InVision Technologies, Inc., a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Twenty-Five Million Dollars ($125,000,000) on October 1, 2023 or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note.

Interest Payment Dates: April 1and October 1.

Regular Record Dates: March 15 and September 15.

         This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                               INVISION TECHNOLOGIES, INC.

                               By: /s/ Sergio Magistri
                                   _________________________________________
                               Name: Sergio Magistri, Ph.D.
                               Title: President and Chief Executive Officer

Attest:

               /s/ Ross Mulholland
________________________________________________________
Name: Ross Mulholland

Title: Senior Vice President and Chief Financial Officer

Dated: September 19, 2003

Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: /s/ Paula Oswald
    ____________________________________________________
         Authorized Signatory

:

                           INVISION TECHNOLOGIES, INC.
                      3% CONVERTIBLE SENIOR NOTES DUE 2023

1.                INTEREST

         InVision Technologies, Inc., a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of 3% per annum. The Company shall pay interest semiannually on April 1 and October 1 of each year, commencing April 1, 2004. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 19, 2003; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Liquidated Damages accrued or payable on such date as provided in the Registration Rights Agreement.

2.                METHOD OF PAYMENT

         The Company shall pay interest on this Note (except defaulted interest) to the person who is the Holder of this Note at the close of business on March 15 or September 15, as the case may be, (each, a Regular Record Date) next preceding the related Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.                PAYING AGENT, REGISTRAR AND CONVERSION AGENT

         Initially, U.S. Bank National Association (the "Trustee", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.                INDENTURE, LIMITATIONS

         This Note is one of a duly authorized issue of Securities of the Company designated as its 3% Convertible Senior Notes Due 2023 (the "Notes"), issued under an Indenture dated as of September 19, 2003 (together with any supplemental indentures thereto, the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the

Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them.

         The Notes are senior unsecured obligations of the Company limited to $125,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.

5.                OPTIONAL REDEMPTION

         The Notes are subject to redemption, at any time, or from time to time, on or after October 1, 2008, as a whole or in part, at the election of the Company. The Redemption Price is 100% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest up to but not including the Redemption Date; provided that if the Redemption Date falls after a Regular Record Date and on or before an Interest Payment Date, then the interest will be payable to the Holders in whose names the Notes are registered at the close of business on such Regular Record Date.

         No sinking fund is provided for the Notes.

6.                NOTICE OF REDEMPTION

         Notice of redemption will be mailed by first-class mail at least 20 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest to, but excluding, the Redemption Date, interest shall cease to accrue on Notes or portions of them called for redemption.

7.                REPURCHASE OF NOTES AT OPTION OF HOLDER UPON A CHANGE IN
CONTROL

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the date that is 45 days after the date of the Change in Control Purchase Notice, at a repurchase price equal to 100% of the principal amount thereof together with any accrued interest up to, but excluding, the Change in Control Repurchase Date. The Holder shall have the right to withdraw any Change in Control Repurchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day immediately preceding the Change in Control Repurchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8.                PURCHASE OF NOTES AT OPTION OF HOLDER ON SPECIFIED DATES

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the applicable Put Right Purchase Date at the applicable Put Right Purchase Price. The Holder shall have the right to withdraw any Put Right Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Put Right Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

9.                CONVERSION

         Subject to and upon compliance with the provisions of the Indenture, at the option of the Holder thereof, any Security that is an integral multiple of $1,000 may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company at any time on or prior to the close of business on the Final Maturity Date at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion and subject to the adjustments described below, only under the following circumstances:

                  (1) prior to October 1, 2021, on any date during any fiscal quarter (and only during such fiscal quarter) after the fiscal quarter ending September 28, 2003, if the Closing Price per share of the Common Stock was more than 110% of the then current Conversion Price for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the last day of the previous fiscal quarter;

                  (2) on or after October 1, 2021, at all times on or after any date on which the Closing Price per share of the Common Stock is more than 110% of the then current Conversion Price on the Securities;

                  (3) until the close of business on the Business Day prior to the Redemption Date if the Company elects to redeem the Securities on or after October 1, 2008;

                  (4) if the Company distributes to all or substantially all holders of Common Stock rights, options or warrants entitling them to purchase Common Stock at less than the Closing Price per share of the Common Stock on the last Trading Day preceding the declaration for such distribution;

                  (5) if the Company distributes to all or substantially all holders of Common Stock cash, assets, debt securities or capital stock, which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Closing Price per share of the Common Stock on the last Trading Day preceding the declaration for such distribution;

                  (6) if the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which all or substantially all of the Company's Common Stock would be converted to cash, securities or other property, or if the Company undergoes a Change in Control or an event occurs that would have been a Change in Control but for the existence of one of the Change in Control exceptions pursuant to Section 3.8(a)(2) of the Indenture; or

                  (7) for the ten Business Day period after any five consecutive Trading Day period in which the average Trading Prices for the Securities for such five Trading Day period was less than 98% of the average Conversion Value for the Securities during such period; provided, however, that a Holder may not convert its Securities pursuant to this clause (7) if, on the Conversion Date, the Closing Price per share of Common Stock is greater than or equal to the then current Conversion Price of the Securities and less than or equal to 110% of the then current Conversion Price of the Securities.

         Provisions of the Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

         A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to Article 4 of the Indenture.

         The rate at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Rate") shall be initially 31.25 shares of Common Stock for each $1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in the Indenture. The "Conversion Price" shall initially equal $1,000 divided by the Conversion Rate.

         No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date.

         To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent,
(b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Notes so surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (excluding (1) Notes or portions thereof called for redemption or presented for repurchase upon a Change in Control on a Redemption Date or on a Change in Control Repurchase Date, as the case may be, with such date occurring during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the fifth Business Day after the next succeeding Interest Payment Date or (2) Notes that are submitted for conversion between the Regular Record Date for the final interest payment and the opening of business on the final Interest Payment Date) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Note then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Note, subject to the provisions of the Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest payable on such Interest Payment Date the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

         A Note in respect of which a Holder had delivered a Change in Control Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Note may be converted only if the Change in Control Repurchase Notice is withdrawn in accordance with the terms of the Indenture.

10.               DENOMINATIONS, TRANSFER, EXCHANGE

         The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

11         .      PERSONS DEEMED OWNERS

         The Holder of a Note may be treated as the owner of it for all purposes.

12.               UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13         .      AMENDMENT, SUPPLEMENT AND WAIVER

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

14.               SUCCESSOR ENTITY

         When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) be released from those obligations.

15.               DEFAULTS AND REMEDIES

         Under the Indenture, an Event of Default includes: (i) a default for 30 days in payments of interest (including Liquidated Damages, if any) on any Notes; (ii) a default in payment of any principal of, or premium, if any, on the Notes when due; (iii) failure by the Company for 30 days after notice to comply with any of its other terms, covenants or agreements contained in the Indenture or the Notes; (iv) failure by the Company for 5 days after notice to provide a notice of a Change in Control; (v) certain defaults in the payment of certain indebtedness of the Company or (vi) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary.

         If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

16.               TRUSTEE DEALINGS WITH THE COMPANY

         U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

17.               NO RECOURSE AGAINST OTHERS

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

18.               AUTHENTICATION

         This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

19.               ABBREVIATIONS AND DEFINITIONS

         Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

         All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

20.               INDENTURE TO CONTROL; GOVERNING LAW

         In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principals of conflicts of law.

         The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: InVision Technologies, Inc., 7151 Gateway Boulevard, Newark, California 94560, (510) 739-2400, Attention: Andrew Siegel and Tram T. Phi.

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

         I or we assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

________________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

                                       Your Signature:

Date: _______________________          _________________________________________
                                       (Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By: _________________________

         * The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP);
              (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                                CONVERSION NOTICE

         To convert this Note into Common Stock of the Company, check the box:
[ ]

         To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $____________.

         If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

                                       Your Signature:

Date:  _______________________         _________________________________________
                                       (Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By: __________________________

         * The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP);
              (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                           OPTION TO ELECT REPURCHASE
                            UPON A CHANGE IN CONTROL

To:      InVision Technologies, Inc.

         The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from InVision Technologies, Inc. (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change in Control Repurchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated: ____________                 ____________________________________________

                                    ____________________________________________
                                    Signature(s)

                                    Signature(s) must be guaranteed by a
                                    qualified guarantor institution with
                                    membership in an approved signature
                                    guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                    ____________________________________________
                                    Signature Guaranty

Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

____________________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                            OPTION TO ELECT PURCHASE
                               ON SPECIFIED DATES

To:      InVision Technologies, Inc.

         The undersigned hereby requests and instructs InVision Technologies, Inc. to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, on September 1, _____ in accordance with the terms of the Indenture referred to in this Security at the Put Right Purchase Price to the registered Holder hereof.

Dated: _______________              ____________________________________________
                                    Signature(s) must be guaranteed by a
                                    qualified guarantor institution with
                                    membership in an approved signature
                                    guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                    ____________________________________________
                                    Signature Guaranty

Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

____________________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                         SCHEDULE OF EXCHANGES OF NOTES

         The following exchanges, purchase, redemptions, repurchases or conversions of a part of this global Note have been made:

     PRINCIPAL AMOUNT
   OF THIS GLOBAL NOTE                 AUTHORIZED                                                AMOUNT OF
      FOLLOWING SUCH                  SIGNATORY OF            AMOUNT OF DECREASE IN             INCREASE IN
      DECREASE DATE                    SECURITIES               PRINCIPAL AMOUNT              PRINCIPAL AMOUNT
OF EXCHANGE (OR INCREASE)               CUSTODIAN              OF THIS GLOBAL NOTE          OF THIS GLOBAL NOTE
-------------------------               ---------              -------------------          -------------------

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                      OF TRANSFER OF RESTRICTED SECURITIES

Re:      _____ Convertible Senior Notes Due 2023 (the "Notes") of InVision
Technologies, Inc.

         This certificate relates to $_______ principal amount of Notes owned in (check applicable box)

         [ ] book-entry or [ ] definitive form by ___________________ (the "Transferor").

         The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

         In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture dated as of September 19, 2003 between InVision Technologies, Inc. and U.S. Bank National Association, as trustee (the "Indenture"), and the transfer of such
Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

         [ ] Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

         [ ] Such Note is being acquired for the Transferor's own account, without transfer.

         [ ] Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

         [ ] Such Note is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

         [ ] Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

         [ ] Such Note is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

         Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such

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Note will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

         The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date: ____________________                           ___________________________
                                                     (Insert Name of Transferor)